Exhibit 99.1

DATE: February 9, 2012

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Fourth Quarter 2011 Results

Lancaster, Pa. Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income for the three months ended December 31, 2011 of $2.8 million, or $0.37 per diluted share, compared to a net loss of $11.8 million, or $1.37 per diluted share, for the same period in 2010. Included in the net loss for the three months ended December 31, 2010 was an after-tax loss on the sale of Eastern Atlantic RE of $14.5 million, or $1.68 per diluted share. EIHI’s net income for the three months ended December 31, 2011 and 2010 includes net realized investment gains of $0.10 per diluted share and $0.11 per diluted share, respectively. EIHI’s diluted book value per share and tangible diluted book value per share were $15.89 and $14.29, respectively, as of December 31, 2011 compared to $14.88 and $13.38, respectively, as of December 31, 2010.

“The fourth quarter was a strong finish to 2011 and represented another quarter of consistent operating and financial results for EIHI,” said Michael L. Boguski, President and Chief Executive Officer. “I was particularly pleased with our 2011 fourth quarter consolidated and workers’ compensation insurance segment combined ratios of 92.2 percent and 89.0 percent, respectively, compared to 106.5 percent and 103.4 percent, respectively, for the same period in 2010. The favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, strong premium renewal retention, renewal rate increases and a reduction in our expense ratio. Workers’ compensation insurance direct written premium increased by 28.4 percent to $34.4 million for the three months ended December 31, 2011 compared to $26.8 million for the same period in 2010, driven by growth in each of our Mid-Atlantic, Southeast and Midwest regional offices and in all of our product lines. During the fourth quarter of 2011, the Company recorded additional audit premium of $1.6 million compared to return premium to policyholders of $106,000 for the same period in 2010, an increase of $1.7 million. Our premium renewal retention rate was 88.6 percent for 2011 compared to 87.0 percent for 2010, an increase of 1.6 percentage points. We secured renewal rate increases of 2.5 percent in 2011 compared to 1.7 percent in 2010, an increase of 0.8 percentage points. Our consolidated expense ratio was 28.5 percent for the fourth quarter of 2011, which included a 2.8 point reduction attributable to the release of state assessment accruals, compared to 29.4 percent for the same period in 2010, which included a 3.0 point reduction due to the Company receiving notification from the Pennsylvania Workers’ Compensation Security Fund that there would not be an assessment based on 2010 direct written premium. The reduction in the consolidated expense ratio is primarily attributable to growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

Boguski continued, “Our diluted book value per share was $15.89 as of December 31, 2011 compared to $15.52 per share as of September 30, 2011, an increase of 2.4 percent. The increase in diluted book value per share during the quarter was primarily due to favorable workers’ compensation insurance operating results. I was encouraged with the 6.8 percent increase in diluted book value per share for all of 2011.”

Boguski added, “There were numerous strategic accomplishments during 2011 highlighted by the successful continuation of our geographic expansion initiatives including the new office in Richmond, Virginia and selective agency appointments in Kentucky, New Jersey and Michigan. “ParallelPay,” the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. ParallelPay’s direct written premium was $5.7 million for the fourth quarter of 2011 compared to $4.3 million for the same period in 2010 and direct written premium for all of 2011 was $20.9 million.”

Boguski concluded, “We are off to a solid start in direct written premium production in 2012 with a strong January that included pure net rate increases on our renewal book of business.”

Net income (loss) and diluted earnings per share for the three months ended December 31, 2011 and 2010 consisted of the following (in thousands):

	2011		2010
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$3,188	$0.41	$1,228	$0.14
Corporate and other	(361)	(0.04)	(690)	(0.08)

Income from continuing operations	2,827	0.37	538	0.06
Discontinued operations[1]	—	—	(12,354)	(1.43)

Net income (loss)	$2,827	$0.37	$(11,816)	$(1.37)

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended December 31, 2011 and 2010 were 7,667,116 and 8,656,253, respectively.

Consolidated highlights for the fourth quarter include:

•

Revenue from continuing operations for the fourth quarter of 2011 increased to $37.9 million compared to $32.5 million for the same period in 2010. Net premiums earned from continuing operations were $36.2 million for the fourth quarter of 2011 compared to $29.1 million for the same period in 2010. The increase in revenue and net premiums earned is due primarily to an increase in direct written premium production.

[1]	Discontinued operations include EIHI’s former group benefits insurance and run-off specialty reinsurance segments.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

•	Net investment income from continuing operations was $751,000 ($515,000 after-tax) for the three months ended December 31, 2011, compared to $848,000 ($594,000 after-tax) for the same period in 2010.

•

The change in equity interest in limited partnerships from continuing operations decreased $818,000 to a loss of $286,000 ($185,000 after-tax) for the three months ended December 31, 2011, compared to income of $532,000 ($376,000 after-tax) for the same period in 2010.

•

Net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $1.2 million ($759,000 after-tax) for the three months ended December 31, 2011 compared to $1.6 million ($1.0 million after-tax) for the same period in 2010, including convertible bond investment portfolio after-tax net realized investment gains of $272,000 and $534,000 for the three months ended December 31, 2011 and 2010, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $3.2 million for the fourth quarter of 2011, compared to $1.2 million for the fourth quarter of 2010. Highlights for the fourth quarter include:

•

Direct written premiums increased to $34.4 million for the three months ended December 31, 2011, compared to $26.8 million for the same period in 2010, an increase of 28.4 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $7.1 million and $5.9 million for the three months ended December 31, 2011 and 2010, respectively.

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $1.6 million for the three months ended December 31, 2011 compared to return premium to policyholders of $106,000 which decreased net premiums earned for the same period in 2010.

•	The combined ratio was 89.0 percent for the fourth quarter of 2011, compared to 103.4 percent for the same period last year.

•

The calendar period loss and LAE ratio was 64.9 percent and 80.6 percent for the three months ended December 31, 2011 and 2010, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $1.6 million for the three months ended December 31, 2011, which decreased the 2011 loss and LAE ratio by 3.9 points compared to return premium to policyholders of $106,000 for the same period in 2010, which increased the 2010 loss and LAE ratio by 0.4 points. The 2010 calendar period loss and LAE ratio was impacted by an unusually high amount of severity related claims. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended December 31, 2011 and 2010.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

•

The expense ratio was 22.2 percent for the three months ended December 31, 2011, which included a 3.5 point reduction attributable to the release of state assessment accruals, compared to 21.4 percent for the same period in 2010, which included a 3.9 point reduction due to the Company receiving notification from the Pennsylvania Workers’ Compensation Security Fund that there would not be an assessment based on 2010 direct written premium.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the fourth quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $7.1 million for the three months ended December 31, 2011, compared to $5.9 million for the same period in 2010, an increase of 20.3 percent.

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.3 million and $962,000 for the three months ended December 31, 2011 and 2010, respectively.

•

The segregated portfolio cell dividend loss for programs in which EIHI has an ownership interest was $80,000 for the three months ended December 31, 2011, compared to segregated portfolio cell dividend income of $67,000 for the same period in 2010.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $361,000 for the three months ended December 31, 2011, compared to a net loss of $690,000 for the three months ended December 31, 2010. The decrease in the net loss is due primarily to prudent expense management strategies and a non-recurring income tax adjustment.

Financial Condition

Total assets were $345.7 million as of December 31, 2011. Shareholders’ equity was $128.3 million as of December 31, 2011. During the fourth quarter of 2011, the Company repurchased 26,996 of common shares at a total cost of $357,000, representing a weighted average price of $13.24 per share. As of December 31, 2011, EIHI’s book value per share and diluted book value per share were $16.16 and $15.89, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 7,935,446 and 8,795,634, respectively, as of December 31, 2011. The basic book value per share calculation includes the impact of restricted

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

stock awards of 254,675 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 860,188 common shares, which have a weighted average exercise price of $13.38.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, February 10, 2012 to review the Company’s 2011 fourth quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through February 27, 2012, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 10009127. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of December 31, 2011 and 2010 and unaudited statements of income for the three months and years ended December 31, 2011 and 2010.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	December 31, 2011	December 31, 2010
ASSETS

Investments:
Fixed income securities, at estimated fair value (amortized cost, $128,619; $124,201)	$133,422	$127,474
Convertible bonds, at estimated fair value (amortized cost, $16,856; $16,481)	17,574	18,140
Equity securities, at estimated fair value (cost, $16,566; $17,002)	17,629	20,880
Other long-term investments, at estimated fair value (cost, $8,100; $9,642)	10,209	11,435

Total investments	178,834	177,929
Cash and cash equivalents	52,448	45,855
Accrued investment income	972	1,195
Premiums receivable (net of allowance, $225; $225)	56,443	46,402
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	15,720	12,285
Deferred acquisition costs	9,206	7,721
Deferred income taxes, net	1,768	721
Federal income taxes recoverable	731	918
Intangible assets	5,137	6,163
Goodwill	10,752	10,752
Other assets	13,668	12,723

Total assets	$345,679	$322,664

LIABILITIES

Reserves for unpaid losses and loss adjustment expenses	$106,077	$95,963
Unearned premium reserves	63,432	53,485
Advance premium	747	482
Accounts payable and accrued expenses	18,892	15,707
Ceded reinsurance balances payable	10,265	7,371
Segregated portfolio cell dividend payable	15,774	13,355
Policyholder dividends payable	2,233	1,590

Total liabilities	217,420	187,953

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued—11,786,014 and 11,784,514, respectively; outstanding—7,935,446 and 8,964,344, respectively	—	—
Unearned ESOP compensation	(3,364)	(4,111)
Additional paid in capital	116,272	114,472
Treasury stock, at cost (3,850,568 and 2,820,170 shares, respectively)	(54,109)	(40,835)
Retained earnings	66,910	61,364
Accumulated other comprehensive income, net	2,550	3,821

Total shareholders’ equity	128,259	134,711

Total liabilities and shareholders’ equity	$345,679	$322,664

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue:
Net premiums earned	$36,171	$29,112	$132,173	$109,152
Net investment income	751	848	3,698	3,365
Change in equity interest in limited partnerships	(286)	532	5	1,052
Net realized investment gains	1,154	1,873	1,654	3,465
Other revenue	77	148	425	582

Total revenue	37,867	32,513	137,955	117,616

Expenses:
Losses and loss adjustment expenses incurred	22,507	22,134	83,722	77,574
Acquisition and other underwriting expenses	3,134	2,173	13,491	11,274
Other expenses	6,900	6,079	25,097	22,043
Amortization of intangible assets	264	321	1,026	1,284
Policyholder dividends	537	308	1,360	1,040
Segregated portfolio dividend expense	1,273	847	3,469	229

Total expenses	34,615	31,862	128,165	113,444

Income from continuing operations before income taxes	3,252	651	9,790	4,172

Income tax expense from continuing operations	425	113	2,436	1,242

Net income from continuing operations	$2,827	$538	$7,354	$2,930

Discontinued operations:
Income (loss) from discontinued operations	—	(12,262)	—	(11,265)

Income tax expense	—	92	(368)	850

Net income (loss) from discontinued operations	—	(12,354)	368	(12,115)

Net income (loss)	$2,827	$(11,816)	$7,722	$(9,185)

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	7,543,693	8,656,253	7,860,207	8,458,731
Basic EPS	$0.37	$0.06	$0.93	$0.35

Diluted shares outstanding	7,667,116	8,737,274	7,981,930	8,532,697
Diluted EPS	$0.37	$0.06	$0.91	$0.34

Earnings per share (EPS):
Basic shares outstanding	7,543,693	8,656,253	7,860,207	8,458,731
Basic EPS	$0.37	$(1.37)	$0.98	$(1.08)

Diluted shares outstanding	7,667,116	8,656,253	7,981,930	8,458,731
Diluted EPS	$0.37	$(1.37)	$0.96	$(1.08)

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

February 9, 2012

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	KevinShook, Executive Vice President, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com